UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On December 6, 2018, TheStreet, Inc., a Delaware corporation (“TheStreet”), and Euromoney Institutional Investor PLC, a public limited company organized under the laws of England and Wales (“Purchaser”), entered into a membership interest purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Purchaser will acquire TheStreet’s institutional business units, which includes The Deal and BoardEx (the “B2B Business”), for cash consideration of $87.3 million (the “Purchase Price”), subject to potential adjustment, including based on the working capital, cash and outstanding indebtedness of the B2B Business as of the closing (such acquisition of the B2B Business being referred to herein as the “Sale”). The Sale will be structured as a purchase by Purchaser of all of the membership interests of The Deal, L.L.C., a Delaware limited liability company and wholly owned subsidiary of TheStreet. At the closing of the Sale, $0.6 million of the Purchase Price will be deposited into an escrow account to cover potential Purchase Price adjustment payments, if any, and as security for the performance of TheStreet’s tax indemnification obligations under the Purchase Agreement. The consummation of the Sale is expected to occur in the first quarter of 2019.

The Purchase Agreement requires TheStreet to cause to be filed with the Securities and Exchange Commission (the “SEC”) as promptly as practicable and not later than 15 business days following the date of the Purchase Agreement, a proxy statement relating to a stockholders’ meeting (the “Stockholders’ Meeting”) at which TheStreet’s stockholders will be asked to vote on, among other things, a proposal to adopt the Purchase Agreement (the “Sale Proposal”). Under the Purchase Agreement, TheStreet has agreed to include in the proxy statement its recommendation that TheStreet’s stockholders approve the Sale Proposal.

TheStreet has made customary representations and warranties to Purchaser in the Purchase Agreement and has agreed to customary covenants, including covenants regarding the operation of the B2B Business prior to the completion of the Sale. In addition, TheStreet has agreed to covenants prohibiting it and its representatives from soliciting, providing information or entering into discussions concerning competing proposals to the Sale, except in limited circumstances relating to bona fide, unsolicited proposals received by TheStreet in writing before the receipt of stockholder approval of the Sale Proposal where the Board of Directors of TheStreet determines in good faith, after consultation with TheStreet’s outside legal and financial advisors, that any such proposal constitutes or could reasonably be expected to result in, after taking such action with respect to such proposal, a “Superior Proposal” (as such term is defined in the Purchase Agreement) and that the failure to take such action with respect to such proposal would be a violation of the directors’ fiduciary duties under applicable law.

Except as permitted under the terms of the Purchase Agreement, the Board of Directors of TheStreet may not change, qualify, withhold or withdraw, in a manner adverse to Purchaser, TheStreet’s recommendation that its stockholders approve the Sale Proposal (a “Change of Recommendation”). However, the Purchase Agreement provides that, at any time prior to the receipt of stockholder approval of the Sale Proposal, but not after, if the Board of Directors has concluded in good faith after consultation with TheStreet’s outside legal and financial advisors that the failure of the Board of Directors to effect a Change of Recommendation would be reasonably likely to be a violation of the directors’ fiduciary duties to TheStreet’s stockholders under applicable law, then the Board of Directors may effect a Change of Recommendation, provided that, subject to limited exceptions, TheStreet provides advance written notice to Purchaser and offers to negotiate in good faith with Purchaser any adjustments to the terms and conditions of the Purchase Agreement proposed by Purchaser before the Board of Directors takes such action and the Board of Directors resolves that, after taking into account any such adjustments proposed by Purchaser, the competing proposal remains a Superior Proposal.

The consummation of the Sale is subject to certain conditions, including (i) approval of the Sale Proposal by TheStreet’s stockholders, (ii) the transfer and assignment of certain assets used in the B2B Business described in the Purchase Agreement from the TheStreet to The Deal, L.L.C. or one of its subsidiaries, (iii) the absence of any law, governmental order or pending action of any governmental authority preventing or seeking to prevent the consummation of the Sale, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties of each of the parties to the Purchase Agreement, (v) the compliance in all material respects by the parties with the covenants contained in the Purchase Agreement, (vi) the absence of a material adverse effect on the B2B Business and (vii) certain other customary closing conditions.

The Purchase Agreement contains certain termination rights in favor of TheStreet, on the one hand, and Purchaser, on the other hand, including each party’s right to terminate the Purchase Agreement if, among other things, (i) approval of the Sale Proposal is not obtained from TheStreet’s stockholders or (ii) the Sale has not been consummated by June 5, 2019, so long as the terminating party’s willful breach of the Purchase Agreement was not the primary reason for the closing of the Sale not occurring on or before such date.

In addition, the Purchase Agreement provides that the Purchase Agreement may be terminated by TheStreet to enter into a definitive agreement with respect to Superior Proposal, provided that TheStreet complies with certain notice and other requirements set forth in the Purchase Agreement. In such event, TheStreet may be required to pay to Purchaser a cash termination fee equal to $2.6 million. TheStreet may also be required to pay a termination fee if the Purchase Agreement is terminated under certain circumstances when, prior to the termination of the Purchase Agreement, a “Competing Proposal” (as such term is defined in the Purchase Agreement) has been publicly announced prior to, and not publicly withdrawn at the time of, the Stockholders’ Meeting and, within 12 months after such termination, TheStreet enters into and consummates a definitive agreement with respect to a “Qualifying Transaction” (as such term is defined in the Purchase Agreement).

TheStreet expects to enter into, or has entered into, certain ancillary agreements in connection with the Sale, including, (i) a transition services agreement, which will be entered into on the closing date of the Sale, pursuant to which TheStreet will provide certain services requested by Purchaser with respect to the B2B Business over a transition period; (ii) a non-solicitation and non-competition agreement, which will be entered into on the closing date of the Sale, pursuant to which TheStreet will agree that, subject to certain exceptions, until the second anniversary of the closing of the Sale, it will not (a) directly or indirectly solicit or hire any continuing employee of the B2B Business who is employed by Purchaser or The Deal, L.L.C. or any of their respective subsidiaries after the closing of the Sale or (b) directly or indirectly engage in any activity that competes with the B2B Business or acquire any entity, person or business that competes with the B2B Business; and (iii) an escrow agreement, which will be entered into on the closing date of the Sale, pursuant to which $0.6 million of the Purchase Price will be deposited into an escrow account to cover potential Purchase Price adjustment payments, if any, and as security for the performance of TheStreet’s tax indemnification obligations under the Purchase Agreement.

The Purchase Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about TheStreet, The Deal, L.L.C. or Purchaser, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Purchase Agreement have been made only for the purpose of the Purchase Agreement and, as such, are intended solely for the benefit of the parties to the Purchase Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Furthermore, many of the representations and warranties in the Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about TheStreet, The Deal, L.L.C., Purchaser, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in these representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and these changes may not be fully reflected in TheStreet’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE PURCHASE AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THESTREET, THE DEAL, L.L.C. OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE PURCHASE AGREEMENT AND DO NOT HAVE ANY DIRECT OR CONTRACTUAL RIGHTS OR REMEDIES PURSUANT TO THE PURCHASE AGREEMENT.

The foregoing description of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing of the Sale, the possibility of obtaining stockholder or other approvals or consents for the Sale and TheStreet’s future prospects. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of TheStreet and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and TheStreet undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Sale; unexpected costs, charges or expenses relating to or resulting from the Sale; litigation or adverse judgments relating to the Sale; risks relating to the completion of the proposed Sale, including the risk that the required stockholder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Sale not being satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the Sale; any changes in general economic or industry-specific conditions; and factors generally affecting the business, operations, and financial condition of TheStreet, including the information contained in TheStreet’s Annual Report on Form 10-K for the year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and other reports and filings with the SEC.

Additional Information and Where to Find It

TheStreet intends to file with the SEC and furnish to its stockholders a proxy statement in connection with, among other things, the Sale. INVESTORS AND STOCKHOLDERS OF THESTREET ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THESTREET AND THE PROPOSED SALE. This filing does not constitute a solicitation of any vote or approval. The proxy statement and other relevant materials (when they become available), and any other documents filed by TheStreet with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by TheStreet by directing such requests to TheStreet, Inc., 14 Wall Street, 15th Floor, New York, New York 10005, Attention: Investor Relations, Telephone: (212) 321-5000.

Participants in the Solicitation

TheStreet and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from TheStreet’s stockholders in connection with the proposed Sale. Information regarding TheStreet’s directors and executive officers is contained in TheStreet’s proxy statement on Schedule 14A filed with the SEC on April 16, 2018. To the extent that holdings of the TheStreet’s securities by its directors and executive officers have changed since the amounts shown in TheStreet’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the proposed Sale and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement when it becomes available.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

Contingent upon and effective as of the consummation of the Sale, David Callaway will be stepping down as TheStreet’s Chief Executive Officer given the reduced size of the Company’s operations following the Sale. Upon his departure, Mr. Callaway will become entitled to the severance benefits under his Transaction Severance Agreement with TheStreet, subject to his executing a release of claims and complying with certain post-termination restrictions, which among other things, include complying with non-competition, non-solicitation, non-disparagement and confidentiality restrictions. The foregoing description of Mr. Callaway’s severance benefits is qualified by reference to the description of Mr. Callaway’s severance benefits that is set forth in the Form 8-K that was filed with the Securities and Exchange Commission on May 18, 2018 and the form of Transaction Separation Agreement that was filed as Exhibit 10.2 thereto, which description and form of Transaction Agreement are incorporated by reference herein.

Appointment of Chief Executive Officer

In connection with Mr. Callaway’s departure, Eric Lundberg, TheStreet’s current Chief Financial Officer, will be appointed Chief Executive Officer, contingent upon and effective as of the consummation of the Sale, and will also continue to serve as Chief Financial Officer. Mr. Lundberg, age 61, joined the Company in January 2016 as the Company’s Chief Financial Officer. Mr. Lundberg previously served as Senior Vice President and Chief Financial Officer of ALM Media, LLC, an integrated media company focused on the legal and commercial real estate sectors, from January 2008 to January 2015. He was also a member of ALM Media’s Board of Directors. Mr. Lundberg joined ALM Media from Penton Media, Inc., where he served as Executive Vice President and Chief Financial Officer from November 2006 to January 2008. Prior to joining Penton Media, Mr. Lundberg held various financial positions within American Lawyer Media (predecessor to ALM Media, LLC), including Vice President of Finance and Chief Financial Officer, from 1995 to 2006. Mr. Lundberg began his professional career at PriceWaterhouse, a predecessor firm of PricewaterhouseCoopers LLP, a multinational professional services firm. Mr. Lundberg holds a BS in Accounting from Lehigh University. There are no family relationships between Mr. Lundberg and any of the officers or directors of the Company. There are no related party transactions with Mr. Lundberg that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

In recognition of the increased duties and responsibilities associated with his appointment as Chief Executive Officer in addition to his current role as Chief Financial Officer of TheStreet, Mr. Lundberg will receive an increase in his annual base salary to $450,000, contingent upon and effective as of the consummation of the Sale. As an incentive for his continued service and dedication to TheStreet following the Sale, Mr. Lundberg will also have the opportunity to earn: (i) a cash award of $300,000 payable upon the six (6) month anniversary of the closing date of the Sale, subject to his continued employment with TheStreet through such date, (ii) a cash award of $300,000 payable upon the twelve (12) month anniversary of the closing date of the Sale, subject to his continued employment with TheStreet through the six (6) month anniversary of the closing date of the Sale, and (iii) a cash award of $200,000 payable in twelve (12) monthly installments, with the first installment being made on the first payroll date following the closing date of the Sale, subject in each case to his continued employment with TheStreet through the applicable installment payment, and, in each case, his compliance with certain restrictive covenants. Mr. Lundberg will receive the cash awards described in clauses (i) and (ii) above unless he voluntarily terminates without Good Reason, as defined in his Transaction Severance Agreement, prior to the six (6) month anniversary of the closing date of the Sale. If TheStreet terminates his employment without Cause or if he resigns for Good Reason, in each case as such terms are defined in his Transaction Severance Agreement with TheStreet, Mr. Lundberg will receive any unpaid portion of the cash awards described in clause (iii) above. If any cash bonus is paid to Mr. Lundberg following his termination of employment, payment of such cash bonus will be conditioned upon his execution of a release of claims and complying with certain post-termination restrictions, which among other things, include complying with non-competition, non-solicitation, non-disparagement and confidentiality restrictions. Upon Mr. Lundberg’s termination of employment, he will be entitled to the COBRA benefits described in his Transaction Severance Agreement. In consideration for such benefits, Mr. Lundberg will not have the right to resign for Good Reason under his Transaction Severance Agreement as of the closing of the Sale and his right to resign for Good Reason following the consummation of the Sale will be determined based on reference to his authority, duties and responsibilities as in effect immediately following the consummation of the Sale. In addition, Mr. Lundberg will forfeit his right to any severance benefits that are provided for in his Transaction Severance Agreement or any other severance arrangement with TheStreet.

Appointment of Chief Operating Officer

Contingent upon and effective as of the consummation of the Sale, Margaret de Luna, President of TheStreet.com, will be promoted to President and Chief Operating Officer of TheStreet. Ms. de Luna, age 43, joined the Company in March 2016 as President of TheStreet.com, the Company’s consumer-facing business. Ms. de Luna previously held the position of Vice President of Product at Praetorian Digital, the leading digital media company in the public safety and local government market, from December 2015 to March 2016. Prior to joining Praetorian Digital, Ms. de Luna held various management positions within MarketWatch, including Director of Product Management and Interim General Manager, from September 2004 to August 2015. She also served as a member of the Board of Directors of Software Information & Industry Association’s ABM/CISD division, now known as Connectiv, from February 2015 to July 2015. Ms. de Luna holds a BA in English from the University of Texas at Austin. There are no family relationships between Ms. de Luna and any of the officers or directors of the Company. There are no related party transactions with Ms. de Luna that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

In recognition of the increased duties and responsibilities associated with her promotion to Chief Operating Officer, Ms. de Luna will receive an increase in her annual base salary to $450,000, contingent upon and effective as of the consummation of the Sale. As an incentive for her continued service and dedication to TheStreet following the Sale, Ms. de Luna will also have the opportunity to earn: (i) a cash award of $50,000 payable upon the six (6) month anniversary of the closing date of the Sale (the “First Cash Award”) and (ii) a cash award of $50,000 payable upon the twelve (12) month anniversary of closing date of the Sale (the “Second Cash Award” and together with the First Cash Award, the “Cash Awards”), subject in each case to her continued employment with TheStreet through the applicable payment date and complying with certain restrictive covenants. Payment of the Cash Awards will accelerate upon certain events occurring during the relevant 6 month period for each Cash Award, including the consummation of the sale or dissolution of the TheStreet’s business to consumer business, the sale of the premium subscription business, a termination of her employment without Cause or a resignation for Good Reason, as each term is defined in her Transaction Service Agreement and certain other circumstances. Further, if Ms. de Luna becomes entitled to the severance benefits set forth in her Transaction Severance Agreement with TheStreet prior to the payment of her annual cash bonus for fiscal year 2019, in addition to such severance benefits, she will receive a pro-rata annual cash bonus for fiscal year 2019 based on the number of days she is employed in fiscal year 2019 by TheStreet; provided, however, that if her termination of employment occurs after December 31, 2019, then she will instead receive the bonus she would have received for fiscal year 2019, based on actual company performance, provided that any achievement against her individual performance metric for fiscal year 2019 will not be less than 100% achievement. Ms. de Luna’s severance rights under her Transaction Severance Agreement will become permanent following the closing date of the Sale rather than expire on 18-month anniversary of the closing date of the Sale. In consideration for such benefits, Ms. de Luna will not have the right to resign for Good Reason under her Transaction Severance Agreement and her right to resign for Good Reason following the consummation of the Sale will be determined based on reference to her authority, duties and responsibilities as in effect immediately following the consummation of the Sale.

Acceleration of Equity Awards

On December 4, 2018, the Compensation Committee of the Board of Directors of TheStreet determined to accelerate the vesting of all outstanding stock awards covering shares of TheStreet’s common stock, effective as of immediately prior to and contingent upon the consummation of the Sale.

Item 7.01 – Regulation FD Disclosure.

On December 6, 2018, TheStreet issued a press release announcing the execution of the Purchase Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of December 6, 2018, by and between TheStreet, Inc. and Euromoney Institutional Investor PLC.*

99.1	Press release, dated December 6, 2018.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TheStreet agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018

THESTREET, INC.

By:	/s/ Eric Lundberg
Name:	Eric Lundberg
Title:	Chief Financial Officer